Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT:

Marty McKenna (312) 928-1901, mmckenna@eqr.com

May 28, 2025

Equity Residential to Participate in Nareit REITweek Conference

Chicago, IL – May 28, 2025 - Equity Residential (NYSE: EQR) today announced that members of the Company’s senior management team, including the Company’s President and CEO, Mark J. Parrell, will participate in a roundtable presentation at the Nareit REITweek 2025 Investor Conference on Tuesday, June 3 at 1:45 p.m. ET. The event will be web cast live. A link to the web cast will be available in the Presentations section of the Investor section of the Company’s website at www.equityapartments.com.

The Company has posted an updated Investor Presentation in connection with these meetings, which includes operating and transactions updates. The presentation is available in the Investor section of the Company’s website.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, is focused on the acquisition, development and management of residential properties located in and around dynamic cities that attract affluent long-term renters. Equity Residential owns or has investments in 312 properties consisting of 84,648 apartment units, with an established presence in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California, and an expanding presence in Denver, Atlanta, Dallas/Ft. Worth and Austin. For more information on Equity Residential, please visit our website at www.equityapartments.com.